As filed with the Securities and Exchange Commission on July 31, 1996
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                            MICRO LINEAR CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                                94-2910085
 (State of Incorporation)                                     (I.R.S. Employer
                                                             Identification No.)

                              2092 Concourse Drive
                           San Jose, California 95131
          (Address of Principal Executive Offices, including Zip Code)
                     ----------------------------------------

                             1991 Stock Option Plan
                            (Full title of the plans)
                    -----------------------------------------

                               Arthur B. Stabenow
                      President and Chief Executive Officer
                            MICRO LINEAR CORPORATION
                              2092 Concourse Drive
                           San Jose, California 95131
                                 (415) 433-5200
            (Name, address and telephone number of agent for service)
                              --------------------

                                    Copy to:

                                Jeffrey D. Saper
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                              --------------------




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

                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------- ------------------ ------------------- ---------------------- ----------------
  Title of Securities to be Registered      Amount to be      Proposed Maximum     Proposed Maximum        Amount of
                                             Registered        Offering Price     Aggregate Offering     Registration
                                                                Per Share(1)           Price(1)               Fee

Common Stock, $.001 par value, issuable             850,000              7.0625              6,003,125         2,070.04
upon exercise of options under the 1991                                       $                      $                $
Stock Option Plan
- ----------------------------------------- ------------------ ------------------- ---------------------- ----------------
- ----------------------------------------- ------------------ ------------------- ---------------------- ----------------

                 Total                              850,000              7.0625              6,003,125         2,070.04
                                                                              $                      $                $
- ----------------------------------------- ------------------ ------------------- ---------------------- ----------------

(1) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Act"), whereby such price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on July 29, 1996 which average was $7.0625.


                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item  3.  Incorporation of Documents by Reference.

 The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Micro Linear Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

 (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 (b) The Company's Quarterly Report on Form 10-Q for the quarter year ended March 31, 1996 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

 (c) The description of the Company's common stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 1, 1994, and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

 Not applicable.

Item 5.   Interests of Named Experts and Counsel.

 Not applicable.

Item 6.  Indemnification of Directors and Officers.

 The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

 The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its directors and officers.

 The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

 Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Exchange Act may be permitted to foregoing provisions and agreements, the Company has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Exchange Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

 Not applicable.

Item 8.  Exhibits.

     Exhibit
     Number                         Description

  4.1     1991 Stock Option Plan, as amended.

  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

 23.1     Consent of Independent Auditors.

 23.2     Consent of Counsel (contained in Exhibit 5.1).

 24.1     Power of Attorney.

Item 9.  Undertakings.

 The undersigned Registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 31st day of July, 1996.

                                             MICRO LINEAR CORPORATION


                                             By: /s/ Arthur B. Stabenow
                                                 Arthur B. Stabenow
                                                 President and Chief Executive
                                                 Officer


                                POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Arthur B. Stabenow and J. Philip Russell, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                           Title                          Date

/s/ Arthur B. Stabenow     Director, Chief Executive Officer and   July 31, 1996
Arthur B. Stabenow         President (Principal Executive
                           Officer)

/s/ J. Philip Russell      Chief Financial Officer (Principal      July 31, 1996
J. Philip Russell          Financial and Accounting Officer)

/s/ Frederick R. Adler     Director                                July 31, 1996
Frederick R. Adler

/s/ Gill Cogan             Director                                July 31, 1996
Gill Cogan

/s/ Roger A. Smullen       Director                                July 31, 1996
Roger A. Smullen

/s/ Jeffrey D. West        Director                                July 31, 1996
Jeffrey D. West

- --------------------------------------------------------------------------------
                            MICRO LINEAR CORPORATION
- --------------------------------------------------------------------------------

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS






Exhibit
 Number                                                   Description

     4.1          1991 Stock Option Plan, as amended.

     5.1          Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

    23.1          Consent of Independent Auditors.

    23.2          Consent of Counsel (contained in Exhibit 5.1).

    24.1          Power of Attorney.





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